10.1 Agreement And Plan Of Merger dated December 18, 1998 between Saba Petroleum Company and Horizontal Ventures, Inc.

 As filed with the Securities and Exchange Commission on December ___, 1998
                      Securities Act Registration No. 333-
                             Securities Exchange Act
                            Registration No. 0-20760

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-4

                                 AMENDMENT NO. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            HORIZONTAL VENTURES, INC.
             (Exact name of registrant as specified in its charter)

                  Colorado                              1311                            84-1091986
       (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
       incorporation or organization)        Classification Code Number)          Identification Number)

                630 Fifth Avenue, Suite 1501, New York, NY 10111
                                 (212) 218-4680
         (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                                Randeep S. Grewal
                      Chairman and Chief Executive Officer
                            Horizontal Ventures, Inc.
                          630 Fifth Avenue, Suite 1501
                               New York, NY 10111
                                 (212) 218-4680
                 (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                                   Copies to:

                 Roger V. Davidson, Esq.                                           Susan M. Whalen, Esq.
Cohen Brame & Smith Professional Corporation                                      Saba Petroleum Company
          1700 Lincoln Street, Suite 1800                                      3201 Airpark Drive, Suite 201
                    Denver, CO 80203                                               Santa Maria, CA 93455
                        (303) 837-8800                                                (805) 347-8700
                 (303) 894-0475 (FAX)                                              (805) 347-1072 (FAX)


                  Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement and all other conditions to the merger contemplated by the Agreement and Plan of Merger dated December 18, 1998 described in the enclosed Joint Proxy Statement/Prospectus have been satisfied or waived.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]



                         Calculation of Registration Fee

=================================== ------------------ -------------------- -------------------- ===================
Title of each class of securities     Amount to be      Proposed maximum     Proposed maximum
         to be registered              Registered      offering price per        Aggregate           Amount of
                                                            share(1)          Offering price        Registration
                                                                                                        Fee
=================================== ================== ==================== ==================== ===================
Common Stock, no par value            1,300,000 (1)            N/A             $7,800,000(2)           $2,169
=================================== ================== ==================== ==================== ===================


(1)......Represents the estimated number of shares of common stock, no par value per share, of the Registrant ("HVI Common Stock") issuable upon consummation of the merger (the "Merger") of a subsidiary of the Registrant with and into Saba Petroleum Company ("Saba"), assuming exercise of all outstanding options and warrants to purchase common stock, par value $.001 per share, of Saba ("Saba Common Stock"). The Registrant does not expect the number of shares actually issued in the Merger to exceed the number indicated.

(2)......Estimated  solely for  purposes of  calculating  the  registration  fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and computed pursuant to Rules 457(f)(1) and 457(c) under the Securities Act on the basis of $1.00 (the average of the high and low prices of Saba Common Stock as reported on the American Stock Exchange for December 18, 1998) multiplied by 7,800,000 (the maximum aggregate number of shares of Saba Common Stock to be acquired in the Merger, including approximately 60,000 shares subject to issuance pursuant to outstanding stock options and warrants).

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                 Amendment No. 1
                            Horizontal Ventures, Inc.
                                     HVI S-4


The sole purpose of this pre-effective Amendment No. 1 to a registration statement on Form S-4 is to file Exhibit No. 2.1, Agreement and Plan of Merger between Saba Petroleum Company and Horizontal Ventures, Inc. which was inadvertently omitted from the original filing. Exhibit 2.1 also is Annex I to the Prospectus and Joint Proxy Statement.

                                                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized , in the City of New York, State of New York, on December 22, 1998.

                            HORIZONTAL VENTURES, INC.


                       By:___/s/ Randeep S. Grewal________
                  Pursuant to the requriements of the Securities Act of 1933, this registration staement has been signed by the following persons in the capacities and on the dates indicated.

         Date:  December 22, 1998                    _/s/ Randeep S. Grewal_____________
                                                     ----------------------
                                                              Randeep S. Grewal, Chairman and Chief
                                                              Executive Officer and a Director

         Date:  December 22, 1998                    _/s/ Dr. Jan F. Holtrop______________
                                                     -----------------------
                                                              Dr. Jan F. Holtrop, a Director


         Date:  December ___, 1998                   ________________________________
                                                              Dirk Van Keulen, a Director


         Date:  December 22, 1998                    _/s/ George Andrews    _____________
                                                     -----------------------
                                                              George Andrews, a Director


                              INDEX OF EXHIBITS TO
                       REGISTRATION STATEMENT ON FORM S-4
                            HORIZONTAL VENTURES, INC.


Exhibit No.                                       Exhibit Description

2.1  Agreement and Plan of Merger dated December 18, 1998 (See Annex I)*
3.1 Restated Articles of Incorporation of HVI (filed as Exhibit 3A to HVI's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998 (File No. 0-20760) and incorporated herein by reference)
3.2 By-Laws of HVI (incorporated by reference to Exhibit No. 3 to the HVI's Registration Statement (#33-24265-LA)
4.1 Specimen Common Stock Certificates of HVI (incorporated by reference to Exhibit Nos. 1A and 1B of HVI's Form 8-A/A Registration Statement (File #0-20760)
5.1  Opinion of Cohen Brame & Smith Professional Corporation**
10.1.....Post-Petition Loan Agreement  (incorporated by reference to Exhibit 10E to HVI's  Annual  Report on Form  10-KSB  for the year ended  December  31,
     1996).
10.2 Amended Post-Petition Loan Agreement (incorporated by reference to Exhibit 10-F to HVI's Annual Report on Form 10-KSB for the year ended December 31,
     1996).
10.3.....Horizontal   Drilling   Services  Letter  Agreement   (incorporated  by
     reference to Exhibit 10-G to HVI's Annual Report on Form 10-KSB for the year ended December 31, 1996).
10.4.....Agreement and Plan of Acquisition (incorporated by reference to Exhibit
     10.1 to HVI's Current Report on Form 8-K for event dated August 11, 1997).
10.5 Randeep S.  Grewal  Employment  Agreement  (incorporated  by  reference  to
     Exhibit 10.1 to HVI's Current Report on Form 8-K for event dated August 28,
     1997).
10.6.....Post Petition Loan Agreement (incorporated by reference to Exhibit 10.1 to HVI's Current Report on Form 8-K for event dated August 28, 1997.
10.7.....Cat  Canyon  Lease  Purchase  Agreement  (filed as Exhibit 10K to HVI's
     Annual Report on Form 10-KSB for the year ended December 31, 1997 (File No. 0-20760) and incorporated herein by reference).
10.8.....Employment  Agreement  with Ilyas  Chaudhary  (filed as Exhibit 10.3 to
     Saba's Registration Statement on Form SB-2 (File No. 33-94678) and incorporated herein by reference)
10.9.....Employment  Agreement  with Walton C. Vance (filed as Exhibit  10.31 to
     Saba's annual report on Form 10-KSB for the year ended December 31, 1996 (File No. 001-13880) and incorporated herein by reference)
10.10....First  Amendment,  Letter  Agreement  with Bradley T. Katzung (filed as
     Exhibit 10.33 to Saba's annual report on Form 10-KSB for the year ended December 31, 1996 (File No. 001-13880) and incorporated herein by reference)
10.11....Second Amendment to Employment Agreement with Bradley T. Katzung (Filed as Exhibit 10.5 to Saba's annual report on Form 10-K for the year ended December 31, 1997 (File No. 001-13880) and incorporated herein by reference)
10.12....Employment Agreement with Burt Cormany (filed as Exhibit 10.1 to Saba's quarterly report on Form 10-QSB for the quarter ending March 31, 1997 (File No. 001-13880) and incorporated herein by reference)
10.13....Employment Agreement with Alex Cathcart, dated March 1, 1997, (filed as
             Exhibit 10.38 to Saba's Quarterly Report Form 10-Q for the quarter ended June 30, 1997 (file No.001-13880) and incorporated herein by reference)
10.14....Retainer  Agreement  with Rodney C. Hill, A  Professional  Corporation, dated March 16, 1997 (filed as Exhibit 10.39 to Saba's Quarterly Report Form 10-Q for the quarter ended June 30, 1997(File No. 001-13880) and incorporated herein by reference)
10.15....Amendment to Retainer  Agreement  with Rodney C. Hill,  A  Professional
             Corporation dated March 13, 1998 (Filed as Exhibit 10.9 to Saba's annual report on Form 10-K for the year ended December 31, 1997 (File No. 001-13880) and incorporated herein by reference)
10.16....Saba Petroleum Company 1996 Equity Incentive Plan (filed as Exhibit 4.4 to Saba's Registration Statement on Form S-8, dated August 21, 1997 (File No. 333-34035) and incorporated herein by reference)
10.17....Saba   Petroleum  Company  1997  Stock  Option  Plan  for  Non-Employee
     Directors (filed as Exhibit 4.5 to Saba's Registration Statement on Form S-8, dated August 21, 1997 (File No. 333-34035) and incorporated herein by reference)
10.18....First  Amended and Restated Loan  Agreement  between Saba and Bank One,
     Texas, N.A. (filed as Exhibit 10.1 to Saba's quarterly report on Form 10-QSB for the quarter ended September 30, 1996 (File No. 001-13880) and incorporated herein by reference)
10.19....Amendment  Number One to First  Amended  and  Restated  Loan  Agreement
     between Saba and Bank One, Texas, N.A. (filed as Exhibit 10.20 to Saba's annual report on Form 10-KSB for the year ended December 31, 1996 (File No. 1-12322) and incorporated herein by reference)
10.20....Amendment  Number Two to First  Amended  and  Restated  Loan  Agreement
     between Saba and Bank One, Texas, N.A. (filed as Exhibit 10.1 to Saba's quarterly report on Form 10-Q for the quarter ended September 30, 1997 (File No. 001-13880) and incorporated herein by reference)
10.21....Amendment  Number Three to First  Amended and Restated  Loan  Agreement
     between Saba and Bank One, Texas, N.A. (filed as Exhibit 10.2 to Saba's quarterly report on Form 10-Q for the quarter ended September 30, 1997 (File No. 001-13880) and incorporated herein by reference)
10.22....Amendment  Number Four to First  Amended and  Restated  Loan  Agreement
     between Saba and Bank One, Texas, N.A. (filed as Exhibit 10 to Saba's Current Report on Form 8-K filed September 24, 1997 (File No. 001-13880) and incorporated herein by reference)
10.23....Corrections  relating to Second  Amendment  dated August 28, 1997,  and
             Fourth Amendment dated September 9, 1997 to the First Amended and Restated Loan Agreement between Saba and Bank One, Texas, N.A. (filed as Exhibit 10.4 to Saba's quarterly report on Form 10-Q for the quarter ended September 30, 1997 (File No. 001-13880) and incorporated herein by reference)
10.24....Amendment  Number Five to First  Amended and  Restated  Loan  Agreement
     between Saba and Bank One, Texas, N.A. (filed as Exhibit 10.4 to Saba's Current Report on Form 8-K filed January 15, 1998 (File No. 001-13880) and incorporated herein by reference)
10.25....Consent  Letter to Preferred Stock Transaction by Bank One, Texas, N.A.
     dated December 31, 1997 (filed as Exhibit 10.2 to Saba's Current Report on Form 8-K filed January 15, 1998 (File No. 001-13880) and incorporated herein by reference)
10.26....Amendment of the First Amended and Restated Loan Agreement between Saba and Bank One, Texas, N.A., dated December 31, 1997 (filed as Exhibit 10.3 to Saba's Report Form 8-K filed January 15, 1998 (File No. 001-13880) and incorporated herein by reference)
10.27....Amendment  Number Seven to First  Amended and Restated  Loan  Agreement
     between Saba and Bank One, Texas, N.A. (Filed as Exhibit 10.21 to Saba's annual report on Form 10-K for the year ended December 31, 1997 (File No. 001-13880) and incorporated herein by reference)
10.28....Stock  Purchase Agreement (filed as an exhibit to Saba's Current Report on Form 8-K dated January 10, 1995 (File No. 1-12322) and incorporated herein by reference)
10.29....Processing  Agreement  between Santa Maria  Refining  Company and Petro
     Source Refining Corporation (filed as Exhibit 10.6 to Saba's Registration Statement on Form SB-2 (File No. 33-94678) and incorporated herein by reference)
10.30....Agreement  among Saba Petroleum Company,  Omimex de Colombia,  Ltd. and
     Texas  Petroleum  Company to acquire Teca and Nare fields (filed as Exhibit
     10.7 to Saba's Registration Statement on Form SB-2 (File No. 33-94678) and incorporated herein by reference)
10.31....Agreement  among Saba Petroleum Company,  Omimex de Colombia,  Ltd. and
     Texas Petroleum Company to acquire Cocorna Field (filed as Exhibit 10.8 to Saba's Registration Statement on Form SB-2 (File No. 33-94678) and incorporated herein by reference)
10.32....Agreement   among  Saba  Petroleum   Company  and  Cabot  Oil  and  Gas
     Corporation to acquire Cabot Properties (filed as Exhibit 10.9 to Saba's Registration Statement on Form SB-2 (File No. 33-94678) and incorporated herein by reference)
10.33....Agreement   among  Saba  Petroleum   Company,   Beaver  Lake  Resources
     Corporation and Capco Resource Properties Ltd. (filed as Exhibit 10.10 to Saba's Registration Statement on Form SB-2 (File No. 33-94678) and incorporated herein by reference)
10.34....Amendment to Agreement among Saba,  Omimex de Colombia,  Ltd. and Texas
     Petroleum Company to acquire the Teca and Nare fields (filed as Exhibit 2.2 to Saba's Current Report on Form 8-K dated September 14, 1995 (File No. 1-12322) and incorporated herein by reference)
10.35....Promissory Notes of Saba (filed as Exhibit 10.13 to Saba's Registration
     Statement on Form SB-2 (File No. 33-94678) and incorporated herein by reference)
10.36....CRI Stock  Purchase  Termination  Agreement  (filed as Exhibit 10.14 to
     Saba's Registration Statement on Form SB-2 (File No. 33-94678) and incorporated herein by reference)
10.37....Form of Common Stock Conversion Agreement between Capco and Saba (filed as Exhibit 10.15 to Saba's Registration Statement on Form SB-2 (File No. 33-94678) and incorporated herein by reference)
10.38....Form of Agreement regarding exercise of preemptive rights between Capco and Saba (filed as Exhibit 10.16 to Saba's Registration Statement on Form SB-2 (File No. 33-94678) and incorporated herein by reference)
10.39....Letter Agreement, as amended, between Omimex de Colombia, Ltd. and Saba
     (filed as Exhibit 10.17 to Saba's Registration Statement on Form SB-2 (File No. 33-94678) and incorporated herein by reference)
10.40....Promissory  Note of Mr.  Chaudhary  (filed  as  Exhibit  10.2 to Saba's quarterly report on Form 10-QSB for the quarter ended June 30, 1996 (File No. 001-13880) and incorporated herein by reference)
10.41....Form  of Stock  Option  Agreements  between Mr.  Chaudhary  and Messrs.
     Hickey and Barker (filed as Exhibit 10.3 to Saba's quarterly report on Form 10-QSB for the quarter ended June 30, 1996 (File No. 001-13880) and incorporated herein by reference)
10.42....Form of Stock Option  Termination  Agreements  between Saba and Messrs.
     Hagler and Richards (filed as Exhibit 10.4 to Saba's quarterly report on Form 10-QSB for the quarter ended June 30, 1996 (File No. 001-13880) and incorporated by reference)
10.43....Agreement Minutes concerning Colombia oil sales contract between Omimex as operator and Ecopetrol (filed as Exhibit 10.21 to Saba's annual report on Form 10-KSB for the year ended December 31, 1996 (File No. 001-13880) and incorporated herein by reference)
10.44....Operating  Agreement  between  Omimex  and  Sabacol-Velasquez  property
             (filed as Exhibit 10.22 to Saba's annual report on Form 10-KSB for the year ended December 31, 1996 (File No. 001-13880) and incorporated herein by reference)
10.45....Operating  Agreement  between  Omimex  and   Sabacol-Cocorna  and  Nare
             properties (filed as Exhibit 10.23 to Saba's annual report on Form 10-KSB for the year ended December 31, 1996 (File No. 001-13880) and incorporated herein by reference)
10.46....Operating Agreement between Omimex and Sabacol-Velasquez-Galan Pipeline
             (filed as Exhibit 10.24 to Saba's annual report on Form 10-KSB for the year ended December 31, 1996 (File No. 001-13880) and incorporated herein by reference)
10.47....Operating  Agreement  between  Omimex  and  Sabacol-Cocorna  Concession property (filed as Exhibit 10.25 to Saba's annual report on Form 10-KSB for the year ended December 31, 1996 (File No. 001-13880) and incorporated herein by reference)
10.48....Lifeinsurance  contract  on life of Ilyas  Chaudhary  (filed as Exhibit
             10.26 to Saba's annual report on Form 10-KSB for the year ended December 31, 1996 (File No. 001-13880) and incorporated herein by reference)
10.49....Lifeinsurance  contract  on life of Ilyas  Chaudhary  (filed as Exhibit
             10.27 to Saba's annual report on Form 10-KSB for the year ended December 31, 1996 (File No. 001-13880) and incorporated herein by reference)
10.50....Agreement for Assignment of Leases between Saba and Geo Petroleum, Inc.
     (filed as an exhibit to Saba's amended annual report on Form 10-KSB/A for the year ended December 31, 1996 (File No. 001-13880) and incorporated herein by reference)
10.51....Amendment  to Agreement for  Assignment of Leases  between Saba and Geo
     Petroleum, Inc. (Filed as Exhibit 10.45 to Saba's annual report on Form 10-K for the year ended December 31, 1997 (File No. 001-13880) and incorporated herein by reference)
10.52....Agreement to  Provide  Collateral  between  Capco  and  Saba  Petroleum
             Company (filed as Exhibit 10.29 to Saba's annual report on Form 10-KSB for the year ended December 31, 1996 (File No. 001-13880) and incorporated herein by reference)
10.53....Purchase and Sale Agreement between DuBose Ventures,  Inc.,  Rockbridge
             Oil & Gas, Inc., Saba Energy of Texas, Incorporated and Energy Asset Management Corporation to acquire properties in Jefferson Parish, LA (filed as Exhibit 10.30 to Saba's annual report on Form 10-KSB for the year ended December 31, 1996 (File No. 001-13880) and incorporated herein by reference)
10.54....Beaver Lake Resources  Corporation  March 1997  Re-Financing  Agreement
             (filed as Exhibit 10.3 to Saba's quarterly report on Form 10-QSB for the quarter ending March 31, 1997 (File No. 001-13880) and incorporated herein by reference)
10.55....Production Sharing Contract between Perusahaan  Pertambangan Minyak Dan
             Gas Bumi Nagara  (Pertamina)  and Saba Jatiluhur  Limited (filed as
             Exhibit 10.5 to Saba's quarterly report on Form 10-Q for the quarter ended September 30, 1997 (File No.
             001-13880) and incorporated herein by reference)
10.56....Agreements among Saba,  Amerada Hess  Corporation and Hamar  Associates
             II, LLC dated November 1, 1997 (Filed as Exhibit 10.50 to Saba's annual report on Form 10-K for the year ended December 31, 1997 (File No. 001-13880) and incorporated herein by reference)
10.57....Agreements among Saba,  Chevron  U.S.A.  Production  Company and Nahama
             Natural Gas (Filed as Exhibit 10.51 to Saba's annual report on Form 10-K for the year ended December 31, 1997 (File No. 001-13880) and incorporated herein by reference)
10.58....Exchange  Agreement  between Saba and Energy Asset Management  Company,
     L.L.C. dated March 6, 1998 (Filed as Exhibit 10.52 to Saba's annual report on Form 10-K for the year ended December 31, 1997 (File No. 001-13880) and incorporated herein by reference)
10.59....Office Lease  Agreement,  3201 Airpark Drive,  Santa Maria,  California
             (filed as Exhibit 10.2 to Saba's quarterly report on Form 10-QSB for the quarter ending March 31, 1997 (File No. 001-13880) and incorporated herein by reference)
10.60....Office Lease  Agreement,  17526 Von Karman Avenue,  Irvine,  California
             (Filed as Exhibit 10.54 to Saba's annual report on Form 10-K for the year ended December 31, 1997 (File No. 001-13880) and incorporated herein by reference)
10.61....Purchase and Sale Agreement  between Saba and Statoil  Exploration (US)
     Inc. dated August 19, 1997 (filed as an exhibit to Saba's Current Report on Form 8-K dated September 24, 1997 (File No. 001-13880) and incorporated herein by reference)
10.62....Securities Purchase Agreement dated December 31, 1997 (filed as Exhibit
     10.1 to Saba's Report Form 8-K filed January 15, 1998 (File No. 001-13880) and incorporated herein by reference)
10.63....Registration Rights  Agreement  dated as of December 31,  1997(filed as
             Exhibit 3(I).1(a) to Saba's Registration Statement on Form S-1, dated January 27, 1998 (File No. 333-45023) and incorporated herein by reference)
10.64....Stock Purchase Warrant (Closing  Warrant) dated December 31, 1997(filed as Exhibit 3(I).1(a) to Saba's Registration Statement on Form S-1, dated January 27, 1998 (File No. 333-45023) and incorporated herein by reference)
10.65....Stock  Purchase  Warrant   (Redemption   Warrant)  dated  December  31,
             1997(filed as Exhibit 3(I).1(a) to Saba's Registration Statement on Form S-1, dated January 27, 1998 (File No. 333-45023) and incorporated herein by reference)
10.66....Finder  Agreement dated as of December 31, 1997 (Filed as Exhibit 10.60 to Saba's annual report on Form 10-K for the year ended December 31, 1997 (File No. 001-13880) and incorporated herein by reference)
10.67....Stock Purchase  Warrant (Finder  Warrant) dated as of December 31, 1997
             (Filed as Exhibit 10.61 to Saba's annual report on Form 10-K for the year ended December 31, 1997 (File No. 001-13880) and incorporated herein by reference)
10.68....Preliminary  Agreement To Enter Into A Business Combination dated March
     18,  1998 by and among Saba and Omimex  Resources,  Inc.  (filed as Exhibit
     10.1 to Saba's Current Report on Form 8-K dated March 30, 1998 (File No. 001-13880) and incorporated herein by reference)
10.69....Press  Release  announcing  the Proposed  Combination  between Saba and
     Omimex Resources, Inc. dated March 18, 1998 (filed as Exhibit 10.2 to Saba's Current Report on Form 8-K dated March 30, 1998 (File No. 001-13880) and incorporated herein by reference)
10.70....Preferred Stock  Transfer  Agreement  dated October 7, 1998 between HVI and RGC (filed as Exhibit 10.1 to HVI's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998 and incorporated herein by reference).
10.71....Common Stock Purchase  Agreement  dated October 8, 1998 between HVI and
             Saba (filed as Exhibit 10.2 to HVI's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998 and incorporated herein by reference).
10.72....Option  Agreement  dated July 22,  1998  between  HVI and IPH (filed as
     Exhibit 10.3 to HVI's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998 and incorporated herein by reference).
10.73....Promissory Note dated  October 6, 1998  payable by HVI to IPH (filed as
             Exhibit  10.4 to HVI's  Quarterly  Report  on Form  10-QSB  for the
             quarter ended September 30, 1998 and incorporated herein by reference).
10.74....Pledge  Agreement  dated  October 6, 1998 between HVI and IPH (filed as
     Exhibit 10.5 to HVI's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998 and incorporated herein by reference).
10.75....Promissory Note dated  November 4, 1998 payable by HVI to IPH (filed as
             Exhibit  10.6 to HVI's  Quarterly  Report  on Form  10-QSB  for the
             quarter ended September 30, 1998 and incorporated herein by reference).
10.76....Pledge  Agreement  dated November 4, 1998 between HVI and IPH (filed as
     Exhibit 10.7 to HVI's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998 and incorporated herein by reference).
10.77....Agreement  and Plan of  Reorganization  dated as of June 1, 1998 by and among Saba and Ominex Resources, Inc. et al. (filed as Exhibit 10.1 to Saba's Curretn Report on Form 8-K dated June 16, 1998 (File No. 001-13880) and incorporated herein by reference).
10.78....Consent letter to  provisions  of Section 1.7 of the Agreement and Plan of Reorganization by Bank One, Texas, NA, dated June 2, 1998 (filed as Exhibit 10.2 to Saba's Current Report on Form 8-K dated June 16, 1998 (File No. 001-13880) and incorporated herein by reference).
10.79....Amendment ot First Amended and Restated Loan Agreement  dated September
             23, 1996, as amended among Saba et al. And Bank One, Texas, NA dated June 9, 1998 (filed as Exhibit 10.3 to Saba's Current Report on Form 8-K dated June 16, 1998 (File No.
             001-13880) and incorporated herein by reference).
10.80....Mutual  Termination  and Release  Agreement dated September 15, 1998 by and among Saba, Saba Acquisition, Inc., Omimex Resources, Inc., the Omimex Resources, Inc. stockholders and Ilyas Chaudhary (filed as Exhibit 10.67 to Amendment No. 2 to Saba's Registration Statement on Form S-1 dated December 23, 1998 (File No. 333-45023) and incorporated herein by reference).
10.81....Letter  Agreement  dated October 8, 1998 between Saba and HVI (filed as
     Exhibit 10.3 to Saba's Current Report on Form 8-K dated October 6, 1998 (File No. 001-138807) and incorporated herein by reference).
10.82....Employment  Agreement  with Imran Jattala dated July 23, 1998 (filed as
             Exhibit 10.71 to Amendment No. 2 to Saba's Registration Statement on Form S-1 dated December 23, 1998 (File No. 333-45023) and incorporated herein by reference).
10.83....Stock  Exchange  Agreement  dated  November  23, 1998 among HVI and the
     Shareholders of Saba Acquisub, Inc. *
10.84....Extension  and Amendment to Preferred  Stock Transfer  Agreement  dated
     December 4, 1998 among RGC International Investors, LDC, HVI and Saba*
10.85....First Amendment to Common Stock  Purchase  Agreement  dated  October 8,
             1998 between Saba and HVI dated  December 4, 1998 (filed as Exhibit
             10.1 to Saba's Current Report on Form 8-K dated December 18, 1998 (File No. 001-13880) and incorporated herein by reference).
21.1.....Subsidiaries of HVI.*
21.2.....Subsidiaries  of Saba  (filed as  Exhibit  21.1 to Saba's  Registration
     Statement on Form S-1 dated January 21, 1998 and incorporated herein by reference).
  23.1 Consent of Bateman & Co., Inc., P.C., Independent Certified Public Accountants, related to the financial statements for Horizontal Ventures, Inc.*
23.2.....Consent of  PricewaterhouseCoopers,  LLP, Independent  Certified Public
     Accountants,  related  to  the  financial  statements  for  Saba  Petroleum
     Company*
23.3.....Consent of Netherland, Sewell & Associates, Inc.*
23.4.....Consent of Sproule Associates Limited*
23.5.....Consent of Cohen Brame & Smith Professional  Corporation  (contained in
     Exhibit 5.1)**
99.1.....Form of HVI Proxy*
  99.2       Form of Saba Proxy*

     *   Filed herewith.
     **  To be filed by amendment.

EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into this 18th day of December, 1998 among Horizontal Ventures, Inc., a Colorado corporation ("HVI"), HVI Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of HVI ("Merger Sub"), and Saba Petroleum Company, a Delaware corporation ("Saba").

                                    RECITALS

         WHEREAS, HVI has entered into certain transactions to acquire an aggregate of 3,953,298 shares of the common stock, $.001 par value per share, of Saba ("Saba Common Stock"), which will represent approximately 35% of the issued and outstanding shares of Saba Common Stock immediately after consummation of such transactions;

         WHEREAS, Merger Sub has been formed for the sole purpose of enabling HVI to acquire the remaining issued and outstanding shares of Saba Common Stock and Merger Sub has not conducted any operations that were not related to, and for the purpose of, such acquisition;

         WHEREAS, in furtherance of the acquisition by HVI of the remaining issued and outstanding shares of Saba Common Stock, the respective Boards of Directors of HVI, Merger Sub and Saba have approved the merger of Saba with and into Merger Sub, as set forth below (the "Merger"), on the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Saba Common Stock, other than shares of Saba Common Stock owned directly or indirectly by HVI, will be converted into the right to receive shares of common stock, no par value per share, of HVI ("HVI Common Stock") as set forth in Section 2.1; and

         WHEREAS, HVI, Merger Sub and Saba desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to set forth various conditions to the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                  [Remainder of Page Intentionally Left Blank]

                                    ARTICLE I

                  THE MERGER

Amendment No. 1.doc
Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Saba shall be merged with and into Merger Sub at the Effective Time (as defined in Section 1.3). Following the Merger, the separate corporate existence of Saba shall cease and Merger Sub shall continue as the surviving corporation (the "Surviving Corporation") under the name "Saba Petroleum Company" and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

Section 1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. Santa Maria, California time on the second business day after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article V of this Agreement (the "Closing Date"), at the offices of Saba Petroleum Company at 3201 Airpark Drive, Suite 201, Santa Maria, California, unless another date or place is agreed to in writing by the parties hereto. The parties agree to use all reasonable efforts to close the Merger as soon as practicable, subject to Article V hereof.

Section 1.3 Effective Time. As soon as practicable following the Closing, the parties shall execute and file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such subsequent time as the parties shall agree, which subsequent time shall be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

Section 1.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Saba and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Saba and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5 Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended in accordance with the DGCL such that the certificate of incorporation of the Surviving Corporation shall consist of the provisions of the certificate of incorporation of Merger Sub, except that Article I of the certificate of incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "The name of the corporation shall be Saba Petroleum Company."

Section 1.6 Bylaws. The bylaws of Merger Sub as in effect at the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

Section 1.7 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.8 Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                   ARTICLE II
EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES
  Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

     (a) Conversion of Saba Common Stock. Each share of Saba Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Saba Common Stock owned by HVI, Merger Sub, Saba, or any subsidiary of Saba, all of which shall be canceled as provided in Section 2.1(b)) shall be converted into the right to receive that number of shares of HVI Common Stock equal to the Exchange Ratio (as defined below) (the "Merger Consideration"). "Exchange Ratio" means the quotient represented by the ratio of one share of HVI Common Stock for each six shares of Saba Common Stock. At the Effective Time, all such shares of Saba Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Saba Common Stock ("Certificate") (other than HVI, Merger Sub and Saba) shall thereafter cease to have any rights with respect to such shares of Saba Common Stock, except the right to receive the applicable Merger Consideration in accordance with Section 2.2 upon the surrender of such Certificate.

     (b) Cancellation of Treasury Stock and HVI Owned Stock. Each share of Saba Common Stock issued and outstanding immediately prior to the Effective Time that is owned by Saba or by any subsidiary of Saba and each share of Saba Common Stock that is owned by HVI, Merger Sub or any other subsidiary of HVI shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and no HVI Common Stock or other consideration shall be delivered in exchange therefor.

     (c) Capital Stock of Merger Sub. Each share of common stock, par value $.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

     (d) Treatment of Options and Warrants to Acquire Saba Common Stock. At or prior to the Effective Time all outstanding warrants to Aberfoyle Capital Limited and RGC International Investors LDC and those other options and warrants exercisable at $2.00 or below to acquire Saba Common Stock will be addressed. Saba shall give written notice to each holder of an option or warrant as soon as practicable (and in any event within ten business days after the execution of this Agreement) advising such option or warrant holder how its warrants or options will be handled, and permitting the exercise of such option or warrant (to the extent exercisable pursuant to the terms of such option or warrant) during the remaining period of time preceding the Effective Time.

     (e) Treatment of Convertible Debt Securities. HVI shall enter into an agreement with each holder of a 9% Convertible Senior Subordinated Debenture issued by Saba under the Amended and Restated Debenture Agreement, dated as of February 7, 1996 between Saba and the debenture holders (all such securities, collectively, the "Convertible Debentures") to provide that the Surviving Corporation shall be entitled to redeem the Convertible Debentures before any conversion of the then outstanding Convertible Debentures in their original principal amount and accrued interest without premium or penalty.

     (f) Provisions for the Series A Convertible Preferred Stock. Prior to the Effective Time, HVI shall have notified each Holder of the Series A Convertible shares of Saba ("Saba Preferred Shares") of the provisions it has made for the conversion of said Saba Preferred Shares into Common of HVI in accordance with the Saba Preferred Shares designation.

     (g) Notice to Bank One. Upon execution of this Agreement, the parties shall give notice of the proposed merger to Bank One by providing it with a copy of this Agreement.

Section 2.2     Exchange of Certificates.

    (a) Exchange Fund. Prior to the Effective Time, HVI shall appoint a commercial bank or trust company, or a subsidiary thereof, to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, HVI shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Saba Common Stock, certificates representing the HVI Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of Saba Common Stock. HVI agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.2(d). Any cash and certificates of HVI Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Certificate whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and which letter shall be in customary form and have such other provisions as HVI may reasonably specify) and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to promptly receive in exchange therefor (A) one or more shares of HVI Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.1 (after taking into account all shares of Saba Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this
Article II, including cash in lieu of any fractional shares of HVI Common Stock pursuant to Section 2.2(d). No interest will be paid or will accrue on any cash payable pursuant to Section 2.2(d). The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Saba Common Stock which is not registered in the transfer records of Saba, one or more shares of HVI Common Stock evidencing, in the aggregate, the proper number of shares of HVI Common Stock and a check in the proper amount of cash in lieu of any fractional shares of HVI Common Stock pursuant to Section 2.2(d) may be issued promptly with respect to such Saba Common Stock to such a transferee if the Certificate representing such shares of Saba Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     (c) No Further Ownership Rights in Saba Capital Stock. All shares of HVI Common Stock issued and cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Saba Common Stock theretofore represented by such Certificates.

     (d)  No  Fractional  Shares  of  HVI  Common   Stock/Provision   for  Small
Shareholders.

         (1) No certificates or scrip or shares of HVI Common Stock representing fractional shares of HVI Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of HVI or a holder of shares of HVI Common Stock.

         (2) Notwithstanding any other provision of this Agreement, each holder of shares of Saba Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of HVI Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of HVI Common Stock multiplied by (ii) the closing bid price per share of HVI Common Stock reported on Nasdaq SmallCap Market in The Wall Street Journal, Eastern edition, as of the Closing Date. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify HVI, and HVI shall cause the Surviving Corporation to promptly deposit such amount with the Exchange Agent and shall cause the
Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.
         (3) HVI shall offer to pay cash in lieu of Common Stock to all Saba shareholders who will be issued two(2) shares or less of HVI Common Stock as a result of the merger. The cash offer shall be at the closing bid price per share of HVI on Nasdaq on the Closing Date as determined pursuant to subsection (2) above.

     (e) Termination of Exchange Fund; No Liability. Following the date that is six months after the Effective Time, the Exchange Agent shall return to the Surviving Corporation all remaining undistributed Merger Consideration and other cash, property and instruments in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate directly to the Surviving Corporation pursuant to the provisions of this Section 2.2 and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration (without interest thereon). Notwithstanding the foregoing, the Surviving Corporation shall be entitled to receive from time to time all interest or other amounts earned with respect to any cash deposited with the Exchange Agent as such amounts accrue or become available. If any Certificates shall not have been surrendered prior to such date on which any payment pursuant to this Article II would otherwise escheat to or become the property of any governmental entity, the cash payment in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto. None of HVI, Merger Sub, Saba, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (f) Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Corporation on a daily basis. Any interest or other income resulting from such investments shall promptly be paid to the Surviving Corporation.

     (g) Withholding Rights. Each of the Surviving Corporation and HVI shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Saba Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or HVI, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Saba Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or HVI, as the case may be.

     (h) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting of a bond by such person in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Saba Common Stock formerly represented thereby and any cash in lieu of fractional shares of HVI Common Stock pursuant to this Agreement.

     (i) Further Assurances. If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either Saba or Merger Sub, or otherwise to carry out the provision of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of Saba and Merger Sub, to execute and deliver any and all things necessary or proper to vest or perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

     (j) Stock Transfer Books. At the close of business, New York City time, on the day the Effective Time occurs, the stock transfer books of Saba shall be closed and there shall be no further registration of transfers of shares of Saba Common Stock thereafter on the records of Saba. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Saba Common Stock formerly represented thereby, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or HVI for any reason shall be converted into the Merger Consideration with respect to the shares of Saba Common Stock formerly represented thereby and any cash in lieu of fractional shares of HVI Common Stock to which the holders thereof are entitled pursuant to
Section 2.2(d).


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of Saba. Saba hereby represents and warrants to HVI that, except as set forth on Schedule 3.1 attached hereto, Schedules 3.1 and 3.1(2)(a) to the Common Stock Purchase Agreement dated October 8, 1998 and the disclosures contained in Saba's S-1 Registration Statement filed on December 23, 1998 or as described in filings heretofore made by Saba pursuant to the informational reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"):

     (1) Organization and Standing of Saba. Saba is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to carry on its business as now being conducted, to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement. Saba is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets (including intangible assets), properties or operations ("Material Adverse Effect") of Saba. Saba has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association, or business except for partnerships, operating agreements, farmout agreements, unitization, pooling agreements and other customary oil and gas industry arrangements.

     (2) Capitalization and Indebtedness for Borrowed Moneys. Saba is duly and lawfully authorized by its Certificate of Incorporation, as amended, to issue 150 million shares of Saba Common Stock and 50 million shares of preferred stock, $.001 par value per share ("Saba Preferred Stock"), of which as of the date hereof there are issued and outstanding 11,385,726 shares of Saba Common Stock and 8,000 shares of Series A Convertible Preferred Stock ("Preferred Stock"). Saba has no treasury stock and no other authorized series or class of stock. All the outstanding shares of Saba Common Stock and Saba Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Saba is not obligated to issue any additional common or preferred stock as a result of any options, warrants, rights, conversion rights, obligations upon default, subscription agreement or other obligation of any kind. Saba is not presently liable on account of any indebtedness for borrowed moneys, except as reflected in the Saba Financial Statements (as hereinafter defined).

     (3) Saba's Authority. The execution, delivery, and performance of this Agreement have been duly authorized by all requisite corporate action, subject to the approval of this Agreement by the shareholders of Saba. This Agreement has been executed and delivered by Saba and constitutes a valid and binding obligation of Saba enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights). The execution, delivery and performance of this Agreement will not conflict with any provision of Saba's Certificate of Incorporation or Bylaws, as amended, or with any contract to which Saba is a party or otherwise bound.

     (4) Saba Financial Statements. Saba has furnished to HVI its audited balance sheets as of December 31, 1997 and 1996, its audited statements of income and retained earnings and cash flows for each of the three years ended December 31, 1997, its unaudited balance sheet as of September 30, 1998, and its unaudited statements of income and cash flows for the nine months ended September 30, 1998 (collectively, the "Saba Financial Statements"). All of the Saba Financial Statements present fairly the financial position of Saba as of the respective balance sheet dates, and the results of its operations and cash flows for the respective periods therein specified. The Saba Financial
Statements were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods.

     (5) Present Status. Subject to the provisions of Section 3.3, Saba has not, since September 30, 1998 and will not prior to the Closing Date without the prior written consent of HVI, which consent shall not be unreasonably withheld or delayed, and shall be based on the best interests of Saba's stockholders as a whole.

         (a)  Incurred  any  obligations  or  liabilities,   absolute,  accrued,
     contingent, or otherwise and whether due or to become due, except liabilities incurred in the ordinary course of business;

     (b) Entered into any agreement obligating it to issue any equity securities except as required by the Common Stock Purchase Agreement dated October 8, 1998 (the "Common Stock Purchase Agreement") as extended between Saba and HVI;

         (c) Discharged or satisfied any liens or encumbrances, or paid any obligation or liability, absolute, accrued, contingent, or otherwise and whether due or to become due, other than current liabilities reflected on the Saba Financial Statements and current liabilities incurred since the close of business on the date of the Saba Financial Statements, in each case, in the ordinary course of business;

         (d) Declared or made any payment or distribution to its stockholders or purchased or redeemed, or obligated itself to purchase or redeem, any of its shares of Common Stock or other securities except with respect to its Series A Preferred Stock and except as may be required by its Convertible Debentures;

         (e) Voluntarily mortgaged, pledged, or subjected to lien, or any other encumbrances or charges, any of its assets, tangible or intangible;

         (f) Sold or transferred any of its material assets, or canceled any material debt or claim;

         (g) Suffered any material damage, destruction, or loss (whether or not covered by insurance) affecting the properties of Saba, or waived any rights of substantial value; or

         (h) Except with respect to this Agreement and the Common Stock Purchase Agreement, entered into any transaction regarding the sale, lease or encumbrance of any asset or the settlement of any obligation, or entered into any other material transaction other than in the ordinary course of business.

     (6) Litigation. Except as disclosed in the Saba Financial Statements, there are no legal actions, suits, arbitrations, or other legal or administrative proceedings pending or threatened against Saba which would reasonably be expected to have a material adverse effect upon it, its properties, assets, or business; and Saba is not aware of any facts which to its knowledge would reasonably be expected to result in any action, suit, arbitration, or other proceeding which in turn would reasonably be expected to result in any material adverse change in the business or condition (financial or otherwise) of Saba or its properties or assets. Saba is not in default of any judgment, order, or decree of any court or, in any material respect of, any requirements of a government agency or instrumentality, except as set forth in the Saba Financial Statements.

     (7) Compliance With the Law and Other Instruments. To the best of Saba's knowledge, the business operations of Saba have been and are being conducted in substantial compliance with all applicable laws, rules, and regulations of all authorities. Saba is not in violation of, or in default under, any term or provision of its Certificate of Incorporation, as amended, or its Bylaws, as amended, or in any material respect of any lien, mortgage, lease, agreement, instrument, order, judgment, or decree, or subject to any restriction contained in any of the foregoing of any kind or character which materially adversely affects the business, properties, assets, or prospects of Saba, or which would prohibit Saba from entering into this Agreement.

     (8) Title to Properties and Assets. Saba has good and marketable title to all of its material properties and assets, including without limitation those reflected in the Saba Financial Statements and those used or located on property controlled by Saba in its business (except assets leased or sold in the ordinary course of business), subject to no mortgage, pledge, lien, charge, security interest, encumbrance, or restriction except those which (a) are disclosed in the Saba Financial Statements as securing specified liabilities; or (b) do not materially adversely affect the use thereof.

(9) Contracts and Other Obligations. Saba is not a party to or otherwise bound by any material written or oral: -------------------------------

         (a)  Contract or agreement not made in the ordinary course of business;

         (b) Employment or consultant contract which is not terminable at will without cost or other liability to Saba or any successor;

         (c)  Contract with any labor union;

         (d) Bonus, pension,  profit-sharing,  retirement, share purchase, stock
     option,  hospitalization,   group  insurance,  or  similar  plan  providing
     employee benefits;

         (e) Advertising contract or contract for public relations services;

         (f) Purchase, supply, or service contracts in excess of $100,000 each, or in the aggregate of $500,000 for all such contracts whether below or above $100,000;

         (g) Deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt, or any other agreement or arrangement whereby any of the assets or properties of Saba are subjected to a lien, encumbrance, charge, or other restriction;

         (h) Material contract or other material commitment continuing for a period of more than thirty days and which is not terminable without cost or other liability to Saba or its successor; or

         (i)  Any  material   contract,   agreement,   lease  or  other  binding
     arrangement with which Saba is not in substantial compliance therewith.

              (j) Nothing herein shall prohibit or restrict Saba from making expenditures required under operating agreements, joint venture agreements, unit, pooling, farmout agreements or expenditures necessitated by emergency conditions to protect or preserve life or property or expenditures required by law or administrative authority or to perform its existing commitments.

     (10)Records. To the best of Saba's knowledge, the books of account, minute books, stock certificate books, and stock transfer ledgers of Saba are complete and correct, and there have been no transactions involving the business of Saba which properly should have been set forth in said respective books, other than those set forth therein.

     (11)Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Saba Common Stock to approve this Agreement (the "Required Saba Vote") is the only vote of the holders of any class or series of Saba capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

     (12)Brokers or Finders. All negotiations on the part of Saba relative to this Agreement and the transactions contemplated hereby have been carried on by Saba without the intervention of any person or as the result of any act of Saba in such manner as to give rise to any valid claim for a brokerage commission, finder's fee, or other like payment.

     (13)Absence of Certain Changes or Events. Since September 30, 1998, there has not been any material adverse change in, or event or condition materially and adversely affecting the, condition (financial or otherwise), properties, assets, liabilities or, to the knowledge of Saba, the business or prospects of Saba, except for conditions generally affecting the segments of the oil and gas industry in the locales in which Saba conducts its business.

     (14)Taxes. Saba has duly filed all federal, state, county and local income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance, and occupation (sales) and use taxes) required to have been filed by Saba up to the date hereof. All of the foregoing returns are true and correct in all material respects and Saba has paid or provided for all taxes, interest and penalties shown on such returns or reports as being due. Saba has no liability for any material amount of taxes, interest or penalties of any nature whatsoever, except for those taxes which may have arisen up to the Closing Date in the ordinary course of business and are properly accrued on the books of Saba as of the Closing Date.

     (15)Environmental Matters. Saba is aware of no actions, proceedings or investigations pending or, to the actual knowledge of Saba, threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging noncompliance by Saba with CERCLA or any other laws or regulations regulating the discharge of materials into the environment
("Environmental Laws"). To the actual knowledge of Saba: (i) there is no reasonable basis for the institution of any action, proceeding or investigation against Saba under any Environmental Law; (ii) Saba is not responsible under any Environmental Law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA), caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment; (iii) Saba is not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body; (iv) Saba is in substantial compliance with all applicable Environmental Laws; and (v) no real property used, owned, managed or controlled by Saba contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which (a) violates any Environmental Law, or (b) otherwise would pose any significant health or safety risk unless remedial measures were taken.

     (16)Full Disclosure. To Saba's knowledge and belief, this Agreement, Saba's periodic public reports filed with the SEC pursuant to the requirements of the Exchange Act, and any schedules and certificates delivered by Saba in connection herewith or with the transactions contemplated hereby, taken as a whole, neither contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To Saba's knowledge and belief, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition or operations of Saba that have not been set forth in this Agreement, the Schedules hereto, the periodic public reports of Saba or in other documents delivered by Saba in connection herewith or disclosed orally by an executive officer of Saba.

     (17)State Takeover Statutes. Prior to the time that HVI became an "interested stockholder" of Saba within the meaning of Section 203 of the DGCL, the Board of Directors of Saba approved the transactions which resulted in HVI becoming an interested stockholder and such approval is sufficient to render the provisions of Section 203 of the DGCL inapplicable to the Merger and the transactions contemplated by this Agreement. To Saba's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to this Agreement or the Merger, or any of the transactions contemplated by this Agreement. The Company is not subject to any provision of the California General Corporation Law by operation of Section 2115 thereof.

Section 3.2 Representations and Warranties by HVI. HVI hereby represents and warrants to Saba that, except as set forth on Schedule 3.2 attached hereto or as described in filings heretofore made by HVI pursuant to the informational reporting requirements of the Exchange Act:

     (1) Organization and Standing of HVI. HVI is a corporation duly organized and validly existing and in good standing under the laws of the State of Colorado. It has all requisite corporate power and authority to carry on its business as now being conducted, to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement. HVI is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets (including intangible assets), properties or operations ("Material Adverse Effect") of HVI. Except with respect to Calox, Inc. and HVI Cat Canyon, Inc., both of which are wholly owned subsidiaries of HVI, HVI has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association, or business excepting partnerships, operating agreements, farmout agreements, unitization, pooling agreements and other customary oil and gas industry arrangements.

     (2) Capitalization. HVI is duly and lawfully authorized by its Articles of Incorporation, as amended, to issue 50 million shares of HVI Common Stock and 50 million shares of preferred stock, no par value per share ("HVI Preferred Stock"), of which as of the date hereof there are issued and outstanding 2,910,981 shares of HVI Common Stock and no shares of HVI Preferred Stock. HVI has no treasury stock and no other authorized series or class of stock. All the outstanding shares of HVI Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as may be required to convert the Saba Preferred shares and as listed on
Schedule 3.2(2)(a) attached hereto, HVI is not obligated to issue any additional common or preferred stock as a result of any options, warrants, rights, conversion rights, obligations upon default, subscription agreement or other obligation of any kind. HVI is not presently liable on account of any indebtedness for borrowed moneys, except as reflected in the HVI Financial Statements (as hereinafter defined).

         (3) HVI's Authority. The execution, delivery, and performance of this Agreement have been duly authorized by all requisite corporate action, subject to the approval of the HVI Share Issuance (as defined below) by the shareholders of HVI. This Agreement has been executed and delivered by HVI and constitutes a valid and binding obligation of HVI enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights). The execution, delivery and performance of this Agreement will not conflict with any provision of HVI's Articles of Incorporation and any amendments thereto, Bylaws and any amendments thereto, or of any contract to which HVI is a party or otherwise bound.

     (4) HVI Financial Statements. HVI has furnished to Saba its audited balance sheet as of December 31, 1997, its audited statements of operations and cash flows for each of the two years ended December 31, 1997, its unaudited balance sheet as of September 30, 1998, and its unaudited statements of operations and cash flows for the nine months ended September 30, 1998 (collectively, the "HVI Financial Statements"). All of the HVI Financial Statements present fairly the financial position of HVI as of the respective balance sheet dates, and the results of its operations and cash flows for the respective periods therein specified. The HVI Financial Statements were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods.

     (5) Vote Required. The affirmative vote of the holders of shares of HVI Common Stock representing a majority of the total votes cast at a duly held meeting of the holders of outstanding shares of HVI Common Stock (the "Required HVI Vote"), to approve the issuance by HVI of shares of HVI Common Stock (the "HVI Share Issuance") pursuant to the terms of this Agreement, is the only vote of the holders of any class or series of HVI capital stock necessary to approve the HVI Share Issuance contemplated by this Agreement.

         (6) Present Status. Subject to the provisions of Section 3.3, HVI has not, since September 30, 1998 and will not prior to the Closing Date without the prior written consent of Saba, which consent shall not be unreasonably withheld or delayed, and shall be based on the best interests of HVI's stockholders as a whole.

         (a)  Incurred  any  obligations  or  liabilities,   absolute,  accrued,
     contingent, or otherwise and whether due or to become due, except liabilities incurred in the ordinary course of business;

     (b) Entered into any agreement obligating it to issue any equity securities except as required by the Common Stock Purchase Agreement dated October 8, 1998 (the "Common Stock Purchase Agreement") as extended between Saba and HVI;

         (c) Discharged or satisfied any liens or encumbrances, or paid any obligation or liability, absolute, accrued, contingent, or otherwise and whether due or to become due, other than current liabilities reflected on the HVI Financial Statements and current liabilities incurred since the close of business on the date of the HVI Financial Statements, in each case, in the ordinary course of business;

         (d) Declared or made any payment or distribution to its stockholders or purchased or redeemed, or obligated itself to purchase or redeem, any of its shares of Common Stock or other securities except with respect to its Series A Preferred Stock and except as may be required by its Convertible Debentures;

         (e) Voluntarily mortgaged, pledged, or subjected to lien, or any other encumbrances or charges, any of its assets, tangible or intangible;

         (f) Sold or transferred any of its material assets, or canceled any material debt or claim;

         (g) Suffered any material damage, destruction, or loss (whether or not covered by insurance) affecting the properties of HVI, or waived any rights of substantial value; or

         (h) Except with respect to this Agreement and the Common Stock Purchase Agreement, entered into any transaction regarding the sale, lease or encumbrance of any asset or the settlement of any obligation, or entered into any other material transaction other than in the ordinary course of business.

     (7) Litigation. Except as disclosed in the HVI Financial Statements, there are no legal actions, suits, arbitrations, or other legal or administrative proceedings pending or threatened against HVI which would reasonably be expected to have a material adverse effect upon it, its properties, assets, or business; and HVI is not aware of any facts which to its knowledge would reasonably be expected to result in any action, suit, arbitration, or other proceeding which in turn would reasonably be expected to result in any material adverse change in the business or condition (financial or otherwise) of HVI or its properties or assets. HVI is not in default of any judgment, order, or decree of any court or, in any material respect of, any requirements of a government agency or instrumentality, except as set forth in the HVI Financial Statements.

     (8) Compliance With the Law and Other Instruments. To the best of HVI's knowledge, the business operations of HVI have been and are being conducted in substantial compliance with all applicable laws, rules, and regulations of all authorities. HVI is not in violation of, or in default under, any term or provision of its Certificate of Incorporation, as amended, or its Bylaws, as amended, or in any material respect of any lien, mortgage, lease, agreement, instrument, order, judgment, or decree, or subject to any restriction contained in any of the foregoing of any kind or character which materially adversely affects the business, properties, assets, or prospects of HVI, or which would prohibit HVI from entering into this Agreement.

     (9) Title to Properties and Assets. HVI has good and marketable title to all of its material properties and assets, including without limitation those reflected in the HVI Financial Statements and those used or located on property controlled by HVI in its business (except assets leased or sold in the ordinary course of business), subject to no mortgage, pledge, lien, charge, security interest, encumbrance, or restriction except those which (a) are disclosed in the HVI Financial Statements as securing specified liabilities; or (b) do not materially adversely affect the use thereof.

     (10)Records. To the best of HVI's knowledge, the books of account, minute books, stock certificate books, and stock transfer ledgers of HVI are complete and correct, and there have been no transactions involving the business of HVI which properly should have been set forth in said respective books, other than those set forth therein.

     (11)Taxes. HVI has duly filed all federal, state, county and local income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance, and occupation (sales) and use taxes) required to have been filed by HVI up to the date hereof. All of the foregoing returns are true and correct in all material respects and HVI has paid or provided for all taxes, interest and penalties shown on such returns or reports as being due. HVI has no liability for any material amount of taxes, interest or penalties of any nature whatsoever, except for those taxes which may have arisen up to the Closing Date in the ordinary course of business and are properly accrued on the books of HVI as of the Closing Date.

     (12)Environmental Matters. HVI is aware of no actions, proceedings or investigations pending or, to the actual knowledge of HVI, threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging noncompliance by HVI with CERCLA or any other laws or regulations regulating the discharge of materials into the environment
("Environmental Laws"). To the actual knowledge of HVI: (i) there is no reasonable basis for the institution of any action, proceeding or investigation against HVI under any Environmental Law; (ii) HVI is not responsible under any Environmental Law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA), caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment; (iii) HVI is not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body; (iv) Saba is in substantial compliance with all applicable Environmental Laws; and (v) no real property used, owned, managed or controlled by HVI contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which (a) violates any Environmental Law, or (b) otherwise would pose any significant health or safety risk unless remedial measures were taken.

     (13)Brokers or Finders. All negotiations on the part of HVI relative to this Agreement and the transactions contemplated hereby have been carried on by HVI without the intervention of any person or as the result of any act of HVI in such manner as to give rise to any valid claim for a brokerage commission, finder's fee, or other like payment.

     (14)Absence of Certain Changes or Events. Since September 30, 1998, there has not been any material adverse change in, or event or condition materially and adversely affecting the, condition (financial or otherwise), properties, assets, liabilities or, to the knowledge of HVI, the business or prospects of HVI, except for conditions generally affecting the oil and gas industry.

     (15)Full Disclosure. To HVI's knowledge and belief, this Agreement, HVI's periodic public reports filed with the SEC pursuant to the requirements of the Exchange Act, and any schedules and certificates delivered by HVI in connection herewith or with the transactions contemplated hereby, taken as a whole, neither contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To HVI's knowledge and belief, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition or operations of HVI that have not been set forth in this Agreement, the Schedules hereto, the periodic public reports of HVI or in other documents delivered by HVI in connection herewith.

     (16)No Business Activities by Merger Sub. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no subsidiaries.

Section 3.3 Certain Restrictions on Dispositions. Without the prior written consent of HVI, which consent shall not be unreasonably withheld or delayed, until the Closing Date Saba shall not enter into a processing agreement covering its Santa Maria Refinery as presently proposed in invitations for tenders, copies of which have been supplied to HVI, nor sell or otherwise voluntarily dispose of the Santa Maria Refinery or any interest therein, nor sell or otherwise voluntarily dispose of any of the material assets of Saba Energy Company of Texas, Inc.


                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

Section 4.1 Preparation of Joint Proxy Statement/Prospectus; Meetings of Saba and HVI Shareholders.

(a) As promptly as practicable following the date hereof, HVI shall, in cooperation with Saba, prepare and file with the SEC preliminary proxy materials which shall constitute the Joint Proxy Statement/Prospectus (such Joint Proxy Statement/Prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") and a registration statement on Form S-4 with respect to the issuance of HVI Common Stock in the Merger (the "Form S-4"). The Joint Proxy Statement/Prospectus will be included in the Form S-4 as HVI's prospectus. The Form S-4 and the Joint Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act of 1933 (the "Securities Act") and the Exchange Act and the rules and regulations thereunder. Each of HVI and Saba shall use all reasonable efforts to have the Form S-4 declared effective by the SEC as promptly as practicable after filing with the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger. HVI shall, as promptly as practicable after receipt thereof, provide copies to Saba of any written comments received from the SEC with respect to the Joint Proxy Statement/Prospectus and advise Saba of any oral comments with respect to the Joint Proxy Statement/Prospectus received from the SEC. HVI agrees that none of the information supplied or to be supplied by HVI for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Saba Shareholders Meeting (as defined below) or the HVI Shareholders Meeting (as defined below), will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Saba agrees that none of the information supplied or to be supplied by Saba for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Saba Shareholders Meeting or the HVI Shareholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to HVI and the HVI Shareholders Meeting will be deemed to have been supplied by HVI and information concerning or related to Saba and the Saba Shareholders Meeting shall be deemed to have been supplied by Saba. HVI will provide Saba with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus prior to filing such with the SEC, and will provide Saba with a copy of all such filings made with the SEC. No amendment or supplement to the information supplied by Saba for inclusion in the Joint Proxy Statement/Prospectus shall be made without the approval of Saba, which approval shall not be unreasonably withheld or delayed.

    (b) Saba shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Saba Shareholders Meeting") for the purpose of obtaining the Required Saba Vote with respect to this Agreement, shall take all lawful action to solicit the approval of this Agreement by the Required Saba Vote, and the Board of Directors of Saba shall recommend approval of this Agreement by the shareholders of Saba. HVI agrees that at the Saba Shareholders Meeting HVI shall vote all of its shares of Saba Common Stock in favor of this Agreement, and thus the Merger Agreement will receive the Required Saba Vote as result of such vote by HVI.

    (c) HVI shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "HVI Shareholders Meeting") for the purpose of obtaining the Required HVI Vote, shall take all lawful action to solicit the approval of the HVI Share Issuance by the Required HVI Vote and the Board of Directors of HVI shall recommend approval of the HVI Share Issuance contemplated by this Agreement by the shareholders of HVI.

    (d) On or prior to the date of the Saba Shareholders Meeting, Saba will deliver to HVI a letter (the "Saba Affiliate Letter") identifying all persons who are "affiliates" of Saba for purposes of Rule 145 under the Securities Act ("Rule 145"). On or prior to the Closing Date, Saba will use all reasonable efforts to cause each person identified as an "affiliate" in the Saba Affiliate Letter to deliver a written agreement (an "Affiliate Agreement") in connection with restrictions on affiliates under Rule 145.

Section 4.2 Access to Information. Upon reasonable notice, each party shall (and shall cause its subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, such party shall (and shall cause its subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of federal or state securities laws, as applicable (other than documents which such party is not permitted to disclose under applicable law), and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that either party may restrict the foregoing access to the extent that (i) a governmental entity requires such party or any of its subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations with respect to national security matters or (ii) any law, treaty, rule or regulation of any governmental entity applicable to such party requires such party or its subsidiaries to restrict access to any properties or information. The parties will hold any such information which is non-public in confidence. Any investigation by HVI or Saba shall not affect the representations and warranties of Saba or HVI, as the case may be.

Section 4.3  Best Efforts.

             (a) Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof. Nothing in this Section 4.3(a) shall require any of HVI and its subsidiaries to sell or otherwise dispose of, or permit the sale or other disposition of, any assets of HVI, Saba or their respective subsidiaries, whether as a condition to obtaining any approval from a governmental entity or any other person or for any other reason, if HVI reasonably determines that such sale or other disposition would have or is likely to have a Material Adverse Effect on HVI and its subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

    (b) In furtherance and not in limitation of the covenants of the parties contained in Section 4.4(a), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of HVI and Saba shall cooperate in all respects with each other and use its respective best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.


                                    ARTICLE V

                              CONDITIONS TO CLOSING

Section 5.1 Conditions to Each Party's Obligation to Effect the Merger. Except as may be waived in writing by the Parties, all of the obligations of the Parties under this Agreement are subject to the fulfillment, prior to or at the Closing on the Closing Date, of each of the following conditions:

         (a) Shareholder Approval. Saba shall have obtained the Required Saba Vote in connection with the adoption of this Agreement by the shareholders of Saba and HVI shall have obtained the Required HVI Vote in connection with the approval of the HVI Share Issuance by the shareholders of HVI.

         (b) No Injunctions, Restraints or Illegality. No laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger, provided however, that the provisions of this Section 5.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 4.3 shall have been the cause of, or shall have resulted in, such order or injunction.

         (c) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         (d) Nasdaq Listing. The shares of HVI Common Stock to be issued in the Merger and such other shares to be reserved for issuance in connection with the Merger shall have been approved upon official notice of issuance for quotation on the Nasdaq SmallCap Market.

Section 5.2 Additional Conditions to Obligations of HVI and Merger Sub. The obligations of HVI and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by HVI, on or prior to the Closing Date of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Saba set forth in Section 3.1 shall be true and correct in all material respects as of the Closing Date, subject to any changes contemplated by this Agreement.

         (b) Performance of Obligations of Saba. Saba shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date.

         (c) No Conversion or Redemption of the Saba Preferred Shares. At or prior to the Effective Time, none of the Saba Preferred Shares presently issued and outstanding shall have converted to Saba Common Stock unless said conversion was completed with the written consent of HVI or otherwise waived in writing by HVI. Additionally, Saba shall not have received a notice of redemption relative to the Saba Preferred Shares unless Saba shall have redeemed said Preferred Shares or provided for their redemption out of its available cash.

         (d) No Adverse Change. In accordance with Section 3.1(13) Saba shall not have suffered any material adverse change, materially adversely affecting the condition (financial or otherwise) including the inability to meet a redemption notice, call notice or any other form of obligation outstanding at the time of entering into this Agreement that cannot be satisfied through legally available funds of Saba.

         (e) Opinion of Saba's Counsel. Saba shall have delivered to HVI the opinion, dated as of the Closing Date, of Susan M. Whalen, Esq., counsel to Saba, in the form attached hereto as Schedule 5.2(c).

         (f) Certificate of Officers. Saba shall have delivered to HVI a certificate dated as of the Closing Date, executed in its corporate name by, and verified by, the oath of the Chairman of its management committee certifying to the fulfillment of the conditions specified in this Section 5.2.

Section 5.3 Additional Conditions to Obligations of Saba. The obligations of Saba to effect the Merger are subject to the satisfaction of, or waiver by Saba, on or prior to the Closing Date of the following conditions:

         (a) Representations and Warranties. The representations and warranties of HVI and Merger Sub set forth in Section 3.2 shall be true and correct in all material respects as of the Closing Date, subject to any changes contemplated by this Agreement.

         (b) Performance of Obligations of HVI and Merger Sub. HVI and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required to be performed by them under this Agreement at or prior to the Closing Date.

         (c) Certificate of Officer. HVI shall have delivered to Saba a certificate dated as of the Closing Date, executed in its corporate name by, and verified by, the oath of its chairman and chief executive officer certifying to the fulfillment of the conditions specified in this Section 5.3.


                                   ARTICLE VI

              NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

    All statements of fact contained herein, any certificate or schedule delivered by or on behalf of Saba, HVI or Merger Sub pursuant to the terms hereof, shall be deemed representations and warranties made by Saba, HVI and Merger Sub, respectively, to each other under this Agreement. The representations and warranties of the parties shall survive the Closing for a period of one year.


    ARTICLE VII

                            TERMINATION AND AMENDMENT


Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Saba or
HVI:

    (a) By mutual written consent of HVI and Saba, by action of their respective Boards of Directors;

    (b) By either Saba or HVI if the Effective Time shall not have occurred on or before the elapse of three months from the date of this Agreement (the
"Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including without limitation Section 4.3) has to any extent been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; or

    (c) By either Saba or HVI if (i) the approval by the shareholders of Saba required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required Saba Vote or (ii) the approval by the shareholders of HVI required for the HVI Share Issuance to consummate the Merger shall not have been obtained by reason of the failure to obtain the Required HVI Vote, in each case upon the taking of such vote at a duly held meeting of the shareholders of Saba or HVI, as the case may be, or at any reconvened meeting after any adjournment or postponement thereof.

    (d) By either Saba or HVI if any condition precedent contained in Article V has not occurred and has not been waived by the other party or cured in time to comply with Section 7.1(b).

Section 7.2       Effect of Termination.

    (a) A termination as a result of Section 7.1(b) resulting from the failure of any party to fulfill an obligation under this Agreement in a timely manner (including without limitation Section 4.3) or a termination that results from
Section 7.1(d) with respect only to conditions  precedent  contained in Sections
5.2 and 5.3 of Article V shall be deemed a "Default" on the part of the party responsible for the Termination and the party who is in Default shall be deemed a "Defaulting Party."

    (b) In the event of termination of this Agreement by either Saba or HVI as provided in Section 7. 1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of HVI or Saba or their respective officers, directors or counsel except with respect to this Section 7.2.

    (c) HVI and Saba agree that should this Agreement be terminated as a result of a default by a Defaulting Party, the Defaulting Party shall pay the sum of $1 million plus in the case of Saba being the Defaulting Party, all sums invested into Saba by HVI or its affiliates and all sums advanced by HVI on behalf of Saba up to the Termination Date (the "Termination Fee") in the event that either party shall terminate this Agreement pursuant to Sections 7.1(b) or (d) with respect only to conditions precedent contained in Sections 5.2 and 5.3 of
Article V as a result of the failure of either party to fulfill its obligations under this Agreement (including without limitation Section 4.3).

    (d) The Termination Fee required to be paid pursuant to Section 7.2(b) shall be made to non defaulting party upon termination of this Agreement by wire transfer of immediately available funds to an account designated by non defaulting party.

Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Saba and HVI, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange or of Nasdaq requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 8.1 Announcement. Unless otherwise previously announced, the parties agree to draft an announcement relating to this Agreement within 24 hours of the execution hereof, which announcement shall be released as a joint announcement through the business new wire services.

Section 8.2 Counterparts and Facsimile Signatures. In order to facilitate the execution of this Agreement, the same may be executed in any number of counterparts and signature pages may be delivered by telefax.

Section 8.3 Assignment. Neither this Agreement nor any right created hereby shall be assignable by Saba or HVI without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereby and their respective successors, assigns, heirs, executors, administrators, or personal representatives, any rights or remedies under or by reason of this Agreement.

Section 8.4 Entire Agreement. This Agreement, the schedules hereto, and the other documents delivered pursuant hereby constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein. All prior agreements and understandings are superseded by this Agreement and the schedules hereto. Section 8.5 Knowledge. When used in this Agreement, the term "knowledge" and words of similar import means knowledge actually possessed by an officer or director of a party, whether by personal discovery or communication received from a subordinate, but does not include imputed or vicarious knowledge.

Section 8.6 Governing Law. This Agreement shall be governed by the laws of the State of Colorado, except that the DGCL shall govern as to matters of corporate law pertaining to Saba and Merger Sub. Any action brought to enforce this Agreement or any term thereof shall be brought in a court of competent jurisdiction in Denver, Colorado and each party hereto affirmatively agrees to submit to the jurisdiction in that city and state.

Section 8.7 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.8 Notices. Any notice, communication, request, reply, or advice, hereinafter severally and collectively called "notice," in this Agreement provided or permitted to be given, made or accepted by either party to the other must be in writing and may be given by personal delivery or U.S. mail, or confirmed telefax. If given by mail, such notice must be sent by registered or certified mail, postage prepaid, mailed to the party at the respective address set forth below, and shall be effective only if and when received by the party to be notified. For purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

    (1) If to HVI and/or Merger Sub:

                  Horizontal Ventures, Inc.
                  Attn: Mr. Randeep S. Grewal
                  Chairman and Chief Executive Officer
                  630 Fifth Avenue, Suite 1501
                  New York, NY 10111
                  Telefax: (212) 218-4679

         With a copy to:

                  Cohen Brame & Smith Professional Corporation
                  Attn: Roger V. Davidson, Esq.
                  1700 Lincoln Street, Suite 1800
                  Denver, CO 80203
                  Telefax: (303) 894-0475

    (2) If to Saba:

                  Saba Petroleum Company
                  Attn: Susan M. Whalen, Esq.
                  3201 Airpark Drive, Suite 201
                  Santa Maria, CA 93455
                  Telefax: (805) 347-1072

or at such other address or telefax number as any party may have advised the others in writing.

Section 8.9 Attorney Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees from the other party or parties, which fees shall be in addition to any other relief which may be awarded.




                  [Remainder of Page Intentionally Left Blank.]

         IN WITNESS WHEREOF, this Agreement is hereby duly executed by each party hereto as of the date first written above.


HVI:

HORIZONTAL VENTURES, INC.,
a Colorado corporation

By:_________________________________
      Randeep S. Grewal, Chairman
      and Chief Executive Officer


MERGER SUB:

HVI ACQUISITION CORPORATION,
a Delaware corporation

By:_________________________________
      Randeep S. Grewal, Chairman
      and Chief Executive Officer


SABA:

SABA PETROLEUM COMPANY,
a Delaware corporation

By: ________________________________
      William Hagler, Chairman
       of the Executive Committee